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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Symmetricom, Inc. on Form S-8 of our report dated July 21, 1999 (August 6, 1999 as to the second paragraph of Note I and August 30, 1999 as to Note L) and our report dated September 20, 1999, appearing in the Annual Report on Form 10-K of Symmetricom, Inc. for the year ended June 30, 1999.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

San Jose, California
June 2, 2000